Exhibit 10.11

Summary of BSA Plan

Non-employee warrants, or BSA, entitle a holder to exercise the warrant for the underlying vested shares at an exercise price per share determined by our board of directors and at least equal to the fair market value of an ordinary share on the date of grant.

In addition to any exercise price payable by a holder upon the exercise of any non-employee warrant, non-employee warrants need to be subscribed for at a price at least equal to ten percent (10%) of the price of the underlying ordinary shares, which subscription price is meant to reflect at least the fair market value of the applicable warrants on the date of grant.

There is no legal limitation to the size of the non-employee warrant pool.

Administration. Pursuant to delegations granted at our annual shareholders’ meeting, our board of directors determines the recipients, dates of grant and exercise price of non-employee warrants, the number of non-employee warrants to be granted and the terms and conditions of the non-employee warrants, including the period of their exercisability and their vesting schedule. The board of directors has the authority to extend the post-termination exercise period of non-employee warrants after the end of the term of office.

Non-Employee Warrants. Our non-employee warrants are generally granted subject to a two-year vesting, subject to continued service.

The term of non-employee warrants is determined by our Board of Directors at the time of the grant. With respect to our outstanding non-employee warrants, the term is ten years from the date of grant or, in the case of death or disability of the beneficiary during such ten-year period, nine months from the death or disability of the beneficiary. In addition, the exercise period following a holder’s termination of continuous status with the Company is determined by our Board of Directors at the time of the grant. Our non-employee warrants currently outstanding shall remain exercisable for three months following a holder’s termination of continuous status with the Company.

Non-employee warrants may be transferred to any person and may be exercised by their holder at any time subject to vesting.

As of December 31, 2014, 40,000 non-employee warrants exercisable for an aggregate of 41,549 ordinary shares at a weighted average exercise price of €10.40 per share, were outstanding, all of which are held by one of our directors and exercisable at the date hereof.